Exhibit 10.7

Severance and Release Agreement

This Severance and Release Agreement (“Release Agreement”) is entered into by and between Thomas J. Dugan (“Executive”) and SurgiQuest, Inc., its parent, subsidiaries, affiliates and divisions, including but not limited to TriNet HR Corporation (collectively “the Company”).

WHEREAS, the Company employed Executive in the capacity of President on an at-will basis pursuant to the terms of an Employment Agreement dated April 24, 2013 (“the Employment Agreement”); and

WHEREAS, the Company has elected to terminate Executive’s employment without Cause pursuant to Section 4(a) of the Employment Agreement effective August 31, 2014 (“the Termination Date”), and

WHEREAS, pursuant to Section 4(b) of the Employment Agreement, by virtue of the termination of Executive’s employment without Cause, Executive is entitled to certain severance benefits conditioned on, inter alia, his execution of a release agreement inuring to the benefit of the Company;

WHEREAS, the parties wish to settle and resolve any claims or potential claims Executive may have arising out of his employment by the Company or the termination thereof consistent with the terms of the Employment Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants set forth herein, the Company and Executive hereby agree as follows:

Effective Date:  This Release Agreement shall not become effective unless and until it has been executed by all parties and eight days have elapsed following Executive’s delivery of the signed Release Agreement to the Company, and then only if Executive does not exercise his right of revocation as detailed below (“the Effective Date”).

Non-Admission:  This Release Agreement is entered into pursuant to the terms of the Employment Agreement and solely for purposes of resolving any and all issues that may exist between Executive and the Company arising out of Executive’s employment relationship with the Company, or the termination thereof, and is not an admission of any violation by the Company of any federal, state or local law, regulation or requirement, or of any duty whatsoever, whether based in statute, regulation, common law, or otherwise.

Severance Benefits:  In consideration for Executive’s promises and covenants as set forth herein, Executive shall receive the following severance benefits: (i) continuation of Executive’s base salary at the current rate for a period of six (6) months following the Termination Date (“the Severance Period”), such payments to be made in accordance with the Company’s ordinary payroll practices and subject to all applicable tax withholdings and other appropriate deductions, and (ii) accelerated vesting of that portion of Executive’s unvested Stock Option, as defined in Section 5 of the Employment Agreement, that would have vested during the Severance Period had Executive remained actively employed, which portion shall vest as of the Termination Date. The severance benefits described immediately above are in all respects subject to the terms and conditions set out in Section 4(b) of the Employment Agreement.

Additional Benefits:  In addition to the severance benefits described immediately above, and as further consideration for Executive’s promises and covenants as set forth herein, the Company shall: (i) reimburse Executive for monthly premiums incurred to maintain continuing health insurance coverage for Executive and his wife pursuant to COBRA during the period September 1, 2014 through February 28, 2015; and (ii) pay out Executive’s accrued but unused paid time off in the amount of 62.67 hours.

Adequate Consideration:  Executive represents, warrants and acknowledges that the consideration provided to him under this Release Agreement is equal to or more than he is already entitled to receive by law, contract, policy, practice, or otherwise, and that he is not owed any wages, commissions, bonuses, sick pay, personal leave pay, severance pay, termination benefits, vacation pay, stock, stock options, equity or other compensation or payments or forms of remuneration of any kind or nature, except as expressly provided herein or pursuant to the terms of the Employment Agreement.

General Release:  For good and valuable consideration, and in full and final settlement of any liabilities or obligations owed to Executive, however arising, Executive hereby releases and forever discharges the Company, as well as its Executives, agents, officers, directors, predecessors and affiliated entities, and each of them, from all debts, obligations, promises, covenants, agreements, contracts, endorsements, bonds, controversies, suits, actions, causes of action, judgments, damages, expenses, claims or demands, in law or in equity, which Executive ever had, now has, or which Executive may have at any time regarding any matter arising on or before the Effective Date of this Release Agreement, including but not limited to all claims (whether known or unknown) regarding or arising out of: Executive’s employment by the Company or the termination thereof; any contract (express or implied); any claim for equitable relief or recovery of attorneys’ fees or punitive, compensatory, or other damages or monies, including commissions and severance benefits (except as expressly provided herein); any tort; all claims for alleged fraud, concealment, negligence, negligent misrepresentation, promissory estoppel, quantum meruit, intentional or negligent infliction of emotional distress, wrongful discharge, breach of the covenant of good faith and fair dealing, violation of public policy, sexual harassment, constructive termination, retaliation and discrimination based upon age, race, color, sex, sexual orientation, marital status, religion, national origin, handicap, disability, or retaliation or any other factor protected by law.

Executive acknowledges and agrees that this release extends, without limitation, to any claim, asserted or unasserted (whether known or unknown), which could arise under Title VII of the Civil Rights Act of 1964; the Equal Pay Act of 1963; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act of 1990; the Americans With Disabilities Act of 1990; the Civil Rights Act of 1866, 42 U.S.C. § 1981; the Employee Retirement Income Security Act of 1974; the Civil Rights Act of 1991; the Genetic Information Non-Discrimination Act; the Family Medical Leave Act; the Connecticut Fair Employment Practices Act; the Connecticut Family Medical Leave Act; Connecticut’s whistleblower law, Conn. Gen. Stat. §31-51m; the Connecticut free speech law, Conn. Gen. Stat. § 31-51q; and any other federal, state or local laws, rules or regulations, whether equal employment opportunity laws, rules or regulations or otherwise, or any right under any pension, welfare, or stock plans; provided however, that nothing in this Release Agreement shall act as a waiver of (i) any vested and accrued benefits to which Executive may be entitled or (ii) Executive’s rights to indemnification from the Company arising from applicable law (i.e., Conn. Gen. Stat. §§ 33-770, et seq.), or the Company’s By-Laws or insurance policies, for any of the Executive’s acts, or failures to act, made in good faith while employed by the Company.

Covenant Not To Sue:  Executive represents and agrees that: (a) he has not filed any lawsuits against the Company in any court whatsoever; (b) he has not filed any demand for arbitration against the Company; (c) he has not filed or caused to be filed any charges or complaints against the Company with any municipal, state or federal agency charged with the enforcement of any law or regulation, including but not limited to the U.S. Equal Employment Opportunity Commission (“EEOC”), the Connecticut Commission on Human Rights and Opportunities (“CCHRO”), and any state or local agency responsible for the enforcement of civil rights laws, wage and hour regulations, or rules relating to employee benefits; and (d) pursuant to and as a part of his complete, total and irrevocable release and discharge of the Company, Executive agrees, to the fullest extent permitted by law, not to sue or file a charge, complaint, grievance or demand for arbitration against the Company with respect to any matter arising on or before the execution of this Release Agreement which has been released herein; provided however, this does not preclude Executive from filing a charge of discrimination with the EEOC or any analogous state or local agency or cooperating in an investigation by any federal, state or local government agency. Executive, however, waives any right he may have to recover monetary or other damages, or attorneys’ fees or costs, based on any charge of discrimination or any action initiated by Executive or on his behalf by a third party.

Executive’s Acknowledgements and Representations:  Executive acknowledges and represents that he has not suffered any discrimination or harassment by the Company, or any employee, agent or representative of the Company, on account of his race, gender, national origin, religion, marital or registered domestic partner status, sexual orientation, age, disability, medical condition or any other characteristic protected by law. Executive further acknowledges and represents that he has not been denied any leave, benefits or rights to which he may have been entitled under the FMLA or any other federal or state law, and that he has not suffered any job-related wrongs or injuries for which he might still be entitled to compensation or relief. Executive further acknowledges and represents that, except as expressly provided in this Release Agreement and/or the Employment Agreement, he has been paid all wages, commissions, bonuses, compensation, benefits and other amounts that the Company ever owed to him, and he understands that he will not receive any additional compensation, severance, or benefits after the Effective Date, except as expressly provided herein or in the Employment Agreement and with the exception of any vested right he may have under the terms of a written ERISA-qualified benefit plan.

Return of Company Property:  Executive agrees that he has returned, or immediately will return, to the Company all hard copy and electronic documents (and all copies thereof) and other Company property that he had in his possession at any time, including, but not limited to, files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information (including email), tangible property (laptop computer, cell phone, PDA, etc.), credit cards, entry cards, identification badges and keys; and, any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof). If Executive subsequently discovers he has retained any Company proprietary or confidential information, he agrees, immediately upon such discovery to contact the Company and make arrangements for returning same. The severance pay and other consideration under this Release Agreement will not be paid until all Company property has been returned to the Company.

Confidentiality:  Executive warrants and agrees that he will not discuss, communicate, publicize, disseminate, or confirm the terms of this Release Agreement except only: (i) to the extent necessary, to his accountant or bona fide tax advisors; (ii) pursuant to valid legal process; (iii) to his attorneys only for the purpose of obtaining legal advice in connection with this Release Agreement; (iv) to his immediate family members; and (v) as reasonably necessary to enforce the terms hereof or to defend against any claim brought against him by the Company for violation of the terms of this Release Agreement.

Non-Disparagement:  Each of the Executive and the Company represents and agrees that he or it shall refrain from making written or oral statements to any person or entity with whom the Company, its affiliates, or related entities has had or has a business or prospective business relationship, including current or former employees of the Company, or to the press, or to the community at large, which may reasonably be expected to impugn the character, integrity or ethics, or damage the business, image or reputation, of the Executive or the Company, its affiliates or related entities, or any principals, officers, or executives thereof, or their clients.

Covenant to Cooperate:  In addition to affirming Executive’s obligations under the Employment Agreement, Executive represents, warrants and agrees that, upon request by the Company following reasonable notice, he shall appear to testify at a mutually agreed time and place, and testify fully and truthfully, at any deposition, trial, mediation, arbitration or other similar proceeding in which the Company is a party. In the event the Company requests, pursuant to the provisions of this section, that Executive travel to any location for the purpose of participating in a deposition, trial, mediation, arbitration or other similar proceeding, then the Company shall reimburse Executive for all reasonable out-of-pocket expenses he incurs for food, lodging and travel, upon presentation of receipts evidencing such expenses. From and after the expiration of the Executive’s obligations under paragraph 24 of the Employment Agreement, the Company shall compensate Executive for his time devoted as requested by the Company under this paragraph at the hourly rate of $250 and at a per diem rate of $2,000. In addition, Executive further represents, warrants and agrees that he shall cooperate with the Company in regard to any claims threatened or made against the Company, as well as in regard to investigations, whether conducted by the Company or by a governmental agency, with respect to matters as to which the Company reasonably believes Executive to possess relevant knowledge or information. As part of this cooperation, Executive shall be available on reasonable notice to be interviewed by counsel for the Company and to respond in a reasonably prompt manner to all reasonable inquiries (including telephonic and written inquiries) for information or records in his possession, custody or control pertaining to any such matters. Executive agrees to be truthful and cooperative in any such interview and in responding to any such inquiry.

Reference Checks:  Executive shall direct any prospective employer seeking a reference check to contact the Company’s Director of Human Resources, Bruce Reardon, or his successor or designee, who shall provide Executive’s dates of employment and positions held. In the event a prospective employer requires additional information, Joe DeVivo, Chairman of the Board, shall respond on the Company’s behalf.

Non-Admissibility:  The terms of this Release Agreement, including all facts, circumstances, statements and documents relating thereto, shall not be admissible or submitted as evidence in any litigation in any forum for any purpose other than to secure enforcement of the terms and conditions of this Release Agreement, except as otherwise provided herein.

Governing Law/Jurisdiction/Venue:  The validity and construction of this Release Agreement shall be governed by the laws of the State of Connecticut, excluding the conflict of laws principles thereof. The parties agree that any dispute concerning the enforcement or interpretation of this Release Agreement shall be submitted to a state or federal court in Connecticut for resolution, and to the extent necessary all parties or beneficiaries of this Release Agreement submit to the jurisdiction of the Connecticut courts and agree to waive any challenge to personal jurisdiction.

Entire Agreement:  This Release Agreement sets forth the entire agreement between Executive and the Company as to the subject matter hereof and, except as otherwise expressly provided herein, supersedes any and all prior oral and written agreements between Executive and the Company or any of its predecessors, affiliates or related entities, provided however, that nothing in this Release Agreement shall impair or otherwise affect any parties’ continuing rights or obligations under the Employment Agreement and/or the Confidentiality, Proprietary Information and Non-Competition Agreement executed by Executive on April 29, 2013 (“Confidentiality Agreement”), which agreements shall as applicable remain in full force and effect pursuant to their terms.

Amendments:  This Release Agreement may not be altered, amended or modified except by a further writing signed by Executive and an authorized representative of the Company.

Severability:  If any of the provisions, terms or clauses of this Release Agreement are declared illegal, unenforceable or ineffective by an authority of competent jurisdiction, those provisions, terms and clauses shall be deemed severable, such that all other provisions, terms and clauses of this Release Agreement shall remain valid and binding upon both parties, provided however, that if the release provisions of this Release Agreement are deemed illegal, unenforceable or ineffective by an authority of competent jurisdiction, the Company shall be relieved of any remaining payment obligations hereunder and may seek recovery or offset of any payments made in connection with this Release Agreement.

Successors and Assigns:  This Release Agreement in intended to bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his duties or obligations hereunder without the Company’s prior written consent.

Review and Revocation Rights:  Executive represents and agrees that the Company has provided him with at least twenty-one (21) days to consider this Release Agreement, and negotiate its terms, before signing, and has encouraged Executive, and hereby does encourage Executive in writing, to consult an attorney regarding this Release Agreement before signing it. Executive fully understands his right to consult an attorney regarding his rights and obligations hereunder, including his waiver of all claims. Executive may revoke this Release Agreement by notifying Bruce Reardon, Director of Human Resources, SurgiQuest, Inc., 333 Quarry Road, Milford, CT 06460 or by e-mail (BReardon@surgiquest.com) of his desire to do so in writing and received by Mr. Reardon no later than the close of business on the seventh day after Executive has signed below. This Release Agreement shall not take effect until the eighth day after Executive’s execution and delivery of same, and then only if he has not exercised his right of revocation. In the event Executive timely revokes his acceptance of this Release Agreement, it shall not become effective and he shall receive none of the severance benefits provided for hereunder.

Knowing and Voluntary Waiver:  Executive agrees and acknowledges that this Release Agreement constitutes a knowing and voluntary waiver of all rights or claims he has or may have against the Company, its employees, agents, officers, directors, predecessors and affiliated entities, or any of them, arising out of his employment by the Company, or the termination thereof, and that Executive has no physical or mental impairment of any kind which has interfered with his ability to read and understand the meaning of this Release Agreement or its terms, and that Executive is voluntarily entering into this Release Agreement and in doing so is not acting under coercion or duress, or under the influence of any medication or mind altering chemical of any type.

No Extra-Contractual Representations:  Executive represents and acknowledges that in executing this Release Agreement he has not relied upon any representation or statement made by the Company or by any agents, representatives or attorneys of the Company with regard to the subject matter, basis or effect of this Release Agreement or otherwise, other than as specifically stated in this written Release Agreement.

Counterparts:  This Release Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

[signature page to follow]

ACCEPTED and AGREED:

SurgiQuest, Inc.

By:	/s/ Kourosh Azarbarzin	9-19-2014
	Kourosh Azarbarzin	Date
Chief Executive Officer

	Thomas J. Dugan	Date